Exhibit 10.1

AMENDMENT
TO THE DOMINION ENERGY, INC. DEFERRED COMPENSATION PLAN

WHEREAS, Dominion Energy, Inc. (the “Company”) sponsors the Dominion Energy, Inc. Deferred Compensation Plan (the “Plan”), has the power to amend the Plan and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of May 10, 2023:

1. Section 7 of the Adoption Agreement is hereby amended in its entirety as follows:

7. Types and Amounts of Participant Deferrals [select all that apply and enter minimum and maximum percentages in increments of one percent (for example, Salary minimum 0% maximum 100%). Note that no Deferral election can reduce a Participant’s Compensation below the amount necessary to satisfy required withholding for FICA/Medicare/income taxes, required Participant Contributions into another Employer-sponsored benefit plan such as medical insurance, 401(k) loan repayments, etc.]:

☐ Salary [select one]:

☐ percentage [enter minimum % and maximum %]

or

☐ fixed dollar amount enter minimum $_________].

☐ Non-Performance-Based Bonus [select one]:

☐ percentage [enter minimum % and maximum %]

or

☐ fixed dollar amount enter minimum $_________].

☒ Performance-Based Bonus [select one and enter performance period (for example, 12-month period ending each Mach 31]: performance period from January 1 to December 31.

☒ percentage [enter minimum 1% and maximum 100%]

or

☐ fixed dollar amount enter minimum $_________].

☐ Commissions [select one]:

☐ percentage [enter minimum % and maximum %]

or

☐ fixed dollar amount enter minimum $_________].

☐ Board of Directors Fees/Retainer (note – should not include expense reimbursements):

☐ percentage [enter minimum % and maximum %]

or

☐ fixed dollar amount enter minimum $_________].

☐ Other Service Provider Fees or other earned income from the Employer:

☐ percentage [enter minimum % and maximum %]

or

☐ fixed dollar amount enter minimum $_________].

☒ 401(k) Refund (amount deferred from Participant’s regular Compensation equal in value to any refund paid to Participant in that year resulting from excess deferrals in Employer’s 401(k) plan – see Subsection 2.9 of Plan document for definition.)

☐ Social Security Trigger (amount deferred pursuant to an election by the Participant to defer a separate percentage of Compensation only from that portion of Compensation that exceeds the Social Security Taxable Wage Base for the upcoming year).

☒ Other [enter description]: Excess Compensation, defined as “Compensation” as defined under the Dominion Energy, Inc. Salaried Savings Plan as in effect from time to time (“401(k) Plan”) that exceeds the limitation under Section 401(a)(17) of the Code, from 1% to 50%;

Long-Term Incentive Awards, defined as cash performance grants, restricted stock awards and goal-based stock awards under the Dominion Energy, Inc. 2014 Incentive Compensation Plan (or any successor thereto), from 1% to 100%; and Retention Awards, defined as cash retention awards subject to continued service requirements, from 1% to 100%.

☐ Deferral of restricted stock units.

NOTE: Special Rules for Multi-Year RSU Grants Structured To Provide For Annual Vesting of a Specified Portion of the Total Grant:

☐ Check this box if the Employer wishes to allow for deferral of restricted stock units that are structured so that a specified portion of the RSU grant vests annually (for example, an RSU grant over a four-year period vesting 25% annually). Under this type of grant, the election to defer may be made separately with respect to each portion of the grant that vests in a given year. However, each election for each portion of the grant must be made either: (i) within 30 days of the date of grant or each anniversary thereof, and only if the RSU is structured so that vesting is contingent on the employee performing services for at least an additional 12 months subsequent to the election; or (ii) 12 months before the payment date of the RSU (vesting date is treated as the payment date for these purposes), but the election will not take effect for 12 months, and the subsequent payout date must be at least five years later than the previous payment date).

2. Section 8 of the Adoption Agreement is hereby amended in its entirety as follows:

8. Definition of Compensation for Purposes of Making Plan Contributions:

☒ Same definition of Compensation as in Employer’s 401(k) Plan for purposes of Excess Compensation deferrals, Matching Contributions and Nonelective Contributions.

☐ Participant’s total wages, salary, commissions, overtime, bonus, etc. for a given year which the Employer is required to report on Form W-2 or other appropriate form, (or, in the case of Board members, Board fees and retainer only, but not including expense reimbursements)(or, in the case of Other Service Providers, the Participant’s total remuneration from the Employer for a given year pursuant to the agreement to provide services to the Employer), earned while the Participant is an Eligible Individual as determined by the Employer.

☒ Other [enter description]: For purposes of Participant Deferrals (but not Matching Contributions or Nonelective Contributions), annual cash bonuses under the Employer’s Annual Incentive Plan and Long-Term Incentive Awards; and Retention Awards.

3. In all other respects, the Plan is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of May 10, 2023.

DOMINION ENERGY, INC.

By: /s/ Carter M. Reid

Name: Carter M. Reid

Title: Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services